SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                              II-VI INCORPORATED
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
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Notes:

                               II-VI INCORPORATED
                            375 SAXONBURG BOULEVARD
                         SAXONBURG, PENNSYLVANIA 16056

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 1, 1996

                               ------------------

TO THE SHAREHOLDERS OF
II-VI INCORPORATED:

     The Annual Meeting of Shareholders of II-VI Incorporated will be held at the offices of the Company, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania, on Friday, November 1, 1996, at 1:30 P.M., to consider and act upon the following matters:

     1. The election of two (2) directors for terms to expire in 1999.

     2. The ratification of the Board of Directors' selection of Alpern, Rosenthal & Company as auditors for the fiscal year ending June 30, 1997.

     3. Approval to permit the II-VI Incorporated Deferred Compensation Plan to purchase Common Stock of the Company for the account of plan participants.

     4. Such other matters as may properly come before the meeting.

     The Board of Directors has established the close of business on Tuesday, September 10, 1996, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     IF YOU ARE UNABLE TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             Robert D. German, Secretary

September 16, 1996

                               II-VI INCORPORATED
                            375 SAXONBURG BOULEVARD
                         SAXONBURG, PENNSYLVANIA 16056
                               ------------------

                       PROXY STATEMENT FOR ANNUAL MEETING
                                OF SHAREHOLDERS

                                NOVEMBER 1, 1996
                               ------------------

     This proxy statement is being furnished to the shareholders of II-VI Incorporated, a Pennsylvania corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the annual meeting of shareholders (the "Annual Meeting") scheduled to be held on Friday, November 1, 1996, at 1:30 P.M. at the principal executive offices of the Company, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. This proxy statement was first mailed to shareholders on or about
September 20, 1996. A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1996 is being furnished with this proxy statement.

     Only shareholders of record as of the close of business on Tuesday, September 10, 1996, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The outstanding capital stock of the Company on that date consisted of 6,331,738 shares of Common Stock, no par value ("Common Stock"), each entitled to one vote per share.

     All shares represented by valid proxies received by the Treasurer of the Company prior to the Annual Meeting will be voted as specified in the proxy. If no specification is made, the shares will be voted FOR the election of each of the Board's nominees to the Board of Directors and FOR each of the proposals described below. Unless otherwise indicated by the shareholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Treasurer of the Company a written revocation or a duly executed proxy bearing a later date (though no revocation shall be effective until notice thereof has been given to the Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

     Under the Company's Articles of Incorporation and By-Laws, and applicable state law, the affirmative vote of shareholders entitled to cast at least a majority of the votes which all shareholders present at the meeting are entitled to cast generally is required for shareholder approval, including ratification of the selection of Alpern, Rosenthal & Company as independent auditors of the Company for the fiscal year ending June 30, 1997 and the proposal for permitting the II-VI Incorporated Deferred Compensation Plan (the "Deferred Compensation Plan") to purchase Common Stock for the account of plan participants. As such, abstentions generally have the effect of a negative vote. Broker non-votes on a particular matter have no effect since, by definition, they are not entitled to be cast on the matter. With regard to the election of directors, votes may be cast in favor of a candidate or may be withheld. As directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends a vote FOR each of the nominees named below for election as director, FOR the ratification of the Board of Directors' selection of Alpern, Rosenthal & Company as independent auditors of the Company for the fiscal year ending June 30, 1997 and FOR permitting the Deferred Compensation Plan to purchase Common Stock for the account of plan participants.

                             ELECTION OF DIRECTORS

     The Company's By-Laws provide that the Board of Directors shall establish the number of directors which shall be not less than five nor more than nine members. The By-Laws also provide for a board of directors of three classes, each class consisting of as nearly an equal number as practicable, as determined by the Board. At present, the Board of Directors of the Company has determined that the number of directors shall be six consisting of two directors in each of three classes.

     Two directors of Class Three are to be elected to hold office for a term of three years and until their respective successors are elected and qualified, subject to the right of the shareholders to remove any director as provided in the By-Laws. Any vacancy in the office of a director may be filled by the shareholders. In the absence of a shareholder vote, a vacancy in the office of a director may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by the Board of Directors to fill a vacancy shall serve until his successor is elected and has qualified or until his or her earlier death, resignation or removal. If the Board of Directors increases the number of directors, any vacancy so created may be filled by the Board of Directors.

     The holders of Common Stock have cumulative voting rights in the election of directors. In voting for directors, a shareholder has the right to multiply the total number of shares which the shareholder is entitled to vote by the number of directors to be elected in each class, and to cast the whole number of votes so determined for one nominee in the class or to distribute them among the nominees if more than one nominee is named in such class. The two nominees receiving the greatest number of affirmative votes will be elected as Class Three Directors whose terms expire in 1999. Unless otherwise indicated by the shareholder, a vote for the nominees of the Board of Directors will give the named proxies discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them after the total vote counts are available in favor of any one or more such nominees as the named proxies determine, with a view to maximizing the number of nominees of the Board of Directors who are elected. The effect of cumulation and voting in accordance with that discretionary authority may be to offset the effect of a shareholder's having withheld authority to vote for an individual nominee or nominees because the proxies will be able to allocate votes of shareholders who have not withheld authority to vote in any manner they determine among such nominees. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should so specify on the proxy card.

     The persons named as proxies on the enclosed proxy card were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting for the election of Carl J. Johnson and Thomas E. Mistler, nominees of the Board of Directors, who have served as directors of the Company since 1971 and 1977, respectively.

     The Board of Directors knows of no reason why any nominee for director would be unable to serve as director. If at the time of the Annual Meeting any of the named nominees are unable or unwilling to serve as directors of the Company, the persons named as proxies intend to vote for such substitutes as may be nominated by the Board of Directors.

     The following sets forth certain information concerning each nominee for election as a director of the Company and each director whose term of office will continue after the meeting.

NOMINEES FOR CLASS THREE DIRECTORS WHOSE TERMS EXPIRE 1999

     CARL J. JOHNSON, 54, a co-founder of the Company in 1971, serves as Chairman, Chief Executive Officer, and Director of the Company. He served as President of the Company from 1971 until 1985 and has been a Director since its founding and Chairman since 1985. From 1966 to 1971, Dr. Johnson was Director of Research & Development for Essex International, Inc., an automotive electrical and power distribution products manufacturer, now a subsidiary of United Technologies Corporation. From 1964 to 1966, Dr. Johnson worked at Bell Telephone Laboratories as a member of the technical staff. In August 1996, he was selected as a director of Xymox Technology, Inc. Dr. Johnson completed his Ph.D. in Electrical Engineering at the University of Illinois in 1969. He holds the B.S. and M.S. degrees in Electrical Engineering from Purdue University and Massachusetts Institute of Technology (MIT), respectively.

     THOMAS E. MISTLER, 54, has served as a Director of the Company since 1977. Mr. Mistler is currently General Manager of Energy Systems Business Unit Operations for Westinghouse Electric Corporation in Pittsburgh, Pennsylvania. Since 1984, Mr. Mistler has served in various engineering, marketing and general management capacities with Westinghouse Electric Corporation in Morristown, New Jersey, and Pittsburgh, Pennsylvania. He was located in Riyadh from 1981 to 1984 where he served as President of Westinghouse Saudi Arabia Limited. Mr. Mistler joined Westinghouse Electric Corporation in 1965 after graduating from Kansas State University with B.S. and M.S. degrees in Nuclear Engineering. Mr. Mistler is a member of the Executive Committee of the Board for Nuclear Energy Institute and Trustee of Brothers Brother Foundation.

CLASS TWO DIRECTORS WHOSE TERMS EXPIRE 1998

     PETER W. SOGNEFEST, 55, has served as a Director of the Company since 1979. Mr. Sognefest is President and Chief Executive Officer of Xymox Technology, Inc. Until April 1996, he was President and Chief Executive Officer of LH Research, Inc. Until February 1994, he was President and Chief Executive Officer of IRT Corporation. Until 1992, Mr. Sognefest was Chairman of Digital Appliance Controls, Inc. (a wholly-owned subsidiary of Emerson Electric Company). He founded the company in 1984 to design, manufacture and market digital appliance controls and sold the company to Emerson Electric Company in July 1991. Mr. Sognefest was previously Vice President and General Manager of the Industrial Electronics Division of Motorola, Inc. from 1982 to 1984, having joined Motorola in 1977. From 1967 to 1977, he was with Essex Group, Inc., a wholly-owned subsidiary of United Technologies Corporation, where he held the position of General Manager of Semiconductor Operations. Mr. Sognefest holds the B.S. and M.S. degrees in Electrical Engineering from the University of Illinois. He is a former Senior Fellow at Mellon Institute in Pittsburgh, Pennsylvania, where he worked on the Essex Group Research Fellowship.

     FRANCIS J. KRAMER, 47, was elected to the Board of Directors in August 1989. Mr. Kramer has been employed by the Company since 1983 and has been its President and Chief Operating Officer since 1985. Mr. Kramer joined the Company as Vice President and General Manager of Manufacturing and was named Executive Vice President and General Manager of Manufacturing in 1984. Prior to his employment by the Company, Mr. Kramer was the Director of Operations for the Utility Communications Systems Group of Rockwell International Corporation. Mr. Kramer graduated from the University of Pittsburgh in 1971 with a B.S. degree in Industrial Engineering and from Purdue University in 1975 with an M.S. degree in Industrial Administration.

CLASS ONE DIRECTORS WHOSE TERMS EXPIRE 1997

     RICHARD W. BOHLEN, 60, has served as a Company Director since 1984. Mr. Bohlen was Senior Vice President, Operations, Rockwell International Corporation from 1989 to 1991. Previously, he was President of the Measurement and Flow Control Division of Rockwell International Corporation from 1986 to 1988. From 1977 until 1986, he was President of the Municipal and Utility Division at Rockwell. In 1972 he became Director of Technology for Rockwell's Industrial Products Group and served as Corporate Director of Business Strategy from 1973 to 1976. Mr. Bohlen spent the first fifteen years of his career in the aerospace industry with Grumman Corporation and Rockwell International Corporation. He formerly served as director of GF Corporation and as chairman and director of the Pacific Coast Gas Association. Mr. Bohlen holds the B.S., M.S. and M.B.A. degrees from Massachusetts Institute of Technology (MIT), Polytechnic Institute of NY and California State University (Fullerton, California) respectively.

     DUNCAN A. J. MORRISON, 59, has served as a Director of the Company since 1982. Mr. Morrison is President at ARRI Canada Limited; previously, he was a Vice President of Corporate Financial Consulting with Seapoint Financial Corporation in Toronto, Canada. From 1987 until 1990, Mr. Morrison was the Chief Financial Officer of the CTV Television Network Ltd. in Toronto, Canada. From 1976 until 1986, Mr. Morrison was the Vice President/Controller of Copperweld Corporation in Pittsburgh, Pennsylvania. He was Vice President, Treasurer and the Comptroller of Kysor Industrial Corporation in Cadillac, Michigan from 1966 to 1976. Mr. Morrison is a director of Minder Research Corporation (electronics manufacturer). Mr. Morrison was born in Canada and graduated from Westerveld Business College in London, Ontario, with a B.A. in Accounting.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Company's Board of Directors held four (4) meetings during the fiscal year ended June 30, 1996. Each director attended at least 75% of the meetings of the Board of Directors and any committee of which he is a member.

     Directors who are not also employees of the Company receive a fee of $700 per day for attending meetings of the Board of Directors, plus reimbursement of expenses. Some of the Board's meetings are held for a two-day period. Members of the Audit Committee of the Board of Directors are paid $350 per meeting (if held on a day other than a day on which a Board meeting is held), plus reimbursement of expenses. Under the 1994 Nonemployee Directors Stock Option Plan approved by the shareholders at the 1994 Annual Meeting (the "Directors Plan"), each of the Company's nonemployee directors received options to purchase 15,000 shares, including the effect of the two-for-one stock split effected by the Company on September 7, 1995 (the "Stock Split"), of the Company's Common Stock at an exercise price equal to $4.00, the fair market value at the time of grant. Such options vest in five equal annual installments beginning on November 4, 1995. No additional compensation is paid to members of the Option Plan Committee, Purchase Plan Committee or Compensation Committee.

AUDIT COMMITTEE

     The Board has an Audit Committee of nonmanagement directors currently consisting of Duncan A. J. Morrison and Richard W. Bohlen. The Committee's duties include monitoring performance of the Company's business plan, reviewing the Company's internal accounting methods and procedures and reviewing certain business strategies. The Audit Committee met twice in fiscal 1996.

OPTION PLAN COMMITTEE AND PURCHASE PLAN COMMITTEE

     The Board has an Option Plan Committee and a Purchase Plan Committee to administer those plans. The duties of the Option Plan Committee include selecting from eligible employees those persons to whom options will be granted and determining the type of option, the number of shares to be included in each option, any restriction on exercise for some or all of the shares subject to the option, and the option price. The Option Plan Committee establishes the period in which each option may be exercised, either in whole or in part. The Option Plan Committee also administers the Directors Plan. The Purchase Plan Committee's duties include administering and interpreting the Company's Amended and Restated Employee Stock Purchase Plan (the "Purchase Plan"); proscribing, amending and rescinding rules and regulations relating to the Purchase Plan; suspending the operation of the Purchase Plan; and making all other determinations necessary to the administration of the Purchase Plan, including the appointment of individuals to facilitate the day-to-day operation thereof. The current members of each of these committees are Peter W. Sognefest, Chairman, and Richard W. Bohlen, Thomas E. Mistler and Duncan A. J. Morrison. The Option Plan Committee met two (2) times during fiscal 1996 while the Purchase Plan Committee met two (2) times during the same period.

COMPENSATION COMMITTEE

     The Board has a Compensation Committee, comprised of nonmanagement directors, which is responsible for determining the compensation of the Company's executive officers and management. The Compensation Committee is comprised of Peter W. Sognefest, Chairman, and Richard W. Bohlen, Thomas E. Mistler and Duncan A. J. Morrison. It met twice in fiscal 1996.

NOMINATIONS

     The Company's By-Laws describe in full the procedures to be followed by a shareholder in recommending nominees for director. In general, such recommendations can only be made by a shareholder entitled to notice of and to vote at a meeting at which directors are to be elected, must be in writing and must be received by the Chairman of the Company no later than (i) with respect to the election of directors at an annual meeting, 90 days prior to the anniversary date of the prior year's annual meeting, or (ii) with respect to the election of directors at a special meeting, within 10 days after notice of such meeting is given to shareholders or publicly disseminated. Furthermore, the recommendation must include certain information regarding the nominating shareholder and the nominee (including their relationship and any understanding between such persons regarding such nomination, the shares owned by the nominating shareholder, the number of shares to be voted for such nominee and information concerning such nominee that would be required in a proxy statement filed with the Securities and Exchange Commission). The Company does not have a standing nominating committee.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth all cash compensation paid by the Company, as well as other compensation paid or accrued, to each of its executive officers (the "Named Executive Officers") for services rendered in all capacities during the fiscal years ended June 30, 1996, 1995 and 1994:

                                              SUMMARY COMPENSATION TABLE

                                                                         ANNUAL          SECURITIES
                                                                      COMPENSATION       UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION                             YEAR      SALARY     BONUS (1)     OPTIONS    COMPENSATION (2)

                                                                    ($)         ($)        (POUND)           ($)
CARL J. JOHNSON --                                         1996    144,000     339,000           --           6,000
  Chairman and Chief Executive Officer                     1995    137,000     338,000       18,000           3,000
                                                           1994    132,000      27,000           --           4,000
FRANCIS J. KRAMER --                                       1996    132,000     250,000           --          12,000
  President and Chief Operating Officer                    1995    126,000     265,000       16,000           8,000
                                                           1994    121,000      22,000           --           3,000
HERMAN E. REEDY --                                         1996    105,000     104,000           --          12,000
  Vice President and General Manager                       1995    100,000      65,000       10,000           7,000
  of Quality and Engineering                               1994     97,000       8,000           --           4,000
JAMES MARTINELLI --                                        1996     78,000      98,000           --           9,000
  Treasurer and Chief Financial Officer                    1995     68,000      54,000       30,000           5,000

- ---------
(1) The amounts shown include management bonuses determined at the discretion of the Board of Directors based on the Company's performance; amounts received under the Bonus Incentive Plan in the fiscal year, and amounts to be paid in fiscal 1997 under such plan; the Management-By-Objective Plan for services rendered in the fiscal year; and bonuses deferred under the Deferred Compensation Plan. Under the Bonus Incentive Plan, each participant receives a cash bonus based on a formula percentage of the Company's profits determined annually by the Board of Directors. Partial bonus amounts are paid quarterly based on estimated Company performance, and the remainder is paid after fiscal year end and final determination of the applicable percentage by the Board. Bonus payments are pro-rated according to each participant's annual base compensation. Under the Company's Management-By-Objective Plan, a formula percentage of operating profits is determined annually by the Board of Directors and awarded to selected employees. These awards are based on graded performance of recipients measured against pre-established goals. Under the Deferred Compensation Plan, eligible participants can elect to defer a percentage of bonus compensation.

(2) Amounts shown are for premiums paid for life and disability insurance. The amounts shown also include payments made pursuant to the Company's Profit Sharing Plan, which is qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

STOCK OPTION PLAN

     The Company's Board of Directors and shareholders in 1982 adopted an Incentive Stock Option Plan which was amended and restated by the Board and approved by the shareholders in 1987 as the II-VI Incorporated Stock Option Plan of 1987 and in 1990 as the II-VI Incorporated Stock Option Plan of 1990 (the "Option Plan"). The Option Plan provides for the issuance of up to 1,240,000 shares of the Company's Common Stock, including the effect of the Stock Split. As of June 30, 1996, approximately 76 officers and employees of the Company were eligible for consideration to receive options under the Option Plan.

     The following table sets forth information with respect to each of the Company's Named Executive Officers concerning the exercise of options during fiscal 1996 and unexercised options held as of June 30, 1996:

                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                        AND FISCAL YEAR END OPTION VALUES

                                                                                  NUMBER OF
                                                                                 SECURITIES         VALUE OF
                                                                                 UNDERLYING        UNEXERCISED
                                                                                 UNEXERCISED      IN-THE-MONEY
                                                                                   OPTIONS           OPTIONS
                                                                                  AT FISCAL         AT FISCAL
                                                                                  YEAR END          YEAR END

                                                   SHARES ACQUIRED    VALUE     EXERCISABLE/      EXERCISABLE/
NAME                                                 ON EXERCISE    REALIZED    UNEXERCISABLE   UNEXERCISABLE (1)
                                                       (POUND)         ($)         (POUND)             ($)
CARL J. JOHNSON..................................        --            --        26,200/15,800    369,790/213,100
FRANCIS J. KRAMER................................        --            --        22,800/14,200    321,530/191,600
HERMAN E. REEDY..................................        --            --          5,200/9,400     77,206/127,100
JAMES MARTINELLI.................................        --            --         9,200/24,300    127,100/343,200

- ---------
(1) Calculated on the basis of the fair market value of the underlying securities at year end, minus the exercise price.

EMPLOYMENT AGREEMENTS

     Carl J. Johnson, Francis J. Kramer, and Herman E. Reedy have employment agreements with the Company, terminable by either party on thirty days' prior written notice, which contain, among other matters, provisions for payment of compensation and benefits in the discretion of the Company, provisions for severance payments based on salary and years of service, and agreements regarding confidentiality, noncompetition and assignment of inventions.

REPORT OF THE COMPENSATION COMMITTEE AND OPTION COMMITTEE

     The Compensation Committee has the responsibility of recommending to the Board of Directors appropriate salaries and bonuses for all executive officers and top management of the Company. The Option Committee has the responsibility of granting stock options to eligible employees, including the executive officers. Both committees are comprised of all of the non-management directors of the Company.

Compensation Philosophy

     To link the interests of executives and managers to the interests of shareholders and other potential investors.

     To provide incentives for working toward increasing short-term and long-term shareholder value through growth-driven financial compensation.

     To provide incentives for innovation, quality management, responsiveness to customer needs, and an action-oriented approach to opportunities in the marketplace.

     To attract and retain individuals with the leadership and technical skills required to carry the Company into the future, and to grow the business.

     To provide compensation in a manner that allows for shared risks by the executives and managers but also the potential for shared rewards.

Executive Compensation

     The Company uses a three-pronged approach to its executive compensation program: 1) base salary; 2) potential for cash or stock bonuses which are eligible for deferral; and 3) incentive stock. The Company's compensation plans tie a significant portion of executive compensation to performance goals. In fact, executive officers have over 35-50% of their compensation package "at-risk," which means it is not guaranteed but rather is received through bonuses or incentive stock based on the Company performance. In the aggregate, 62% and 60% of the executive officer's compensation for fiscal 1996 and 1995, respectively, on average, came from at-risk incentive directly related to Company performance. During the course of each year, the Committee meets with the CEO and COO of the Company to review recommendations on changes, if any, in the base salary of each executive officer. Based on the Committee's judgment and knowledge of salary practices, national surveys and an individual's performance and contribution to the Company, the Committee modifies or approves the CEO and COO recommendations.

     Base Salary: The Company sets base salary levels for executive management each year based on a number of factors, including the status of the competitive marketplace for such positions, the responsibilities of the position, the experience of the individual, the individual's performance during the past year, and equity in relationship to other executive positions within the Company.

     Cash and Stock Bonuses: The Company awards cash bonuses under a Bonus Incentive Plan which is based on a formula percentage of the Company's profits determined annually by the Board of Directors. The Company awards bonuses under a Management-By-Objective Plan which is based on a formula percentage of operating profits, determined annually by the Board, and based on achievement of certain strategic objectives integral to the annual operating plan. In addition, at the Board of Directors discretion, annual bonuses may be awarded to executive officers and top management based on the Company's performance.

     Incentive Stock: The Company has a variable compensation plan covering all employees, including executive officers based on achievement of certain objectives. On average, once every two fiscal years the Option Committee may consider granting executive officers of the Company options under the Option Plan. These options, which generally vest over time, are awarded to officers based on their continued contribution to the Company's achievement of financial and operating objectives. These options are designed to align the interests of the Company's stockholders and to motivate the Company's executive officers to remain focused on the overall long-term performance of the Company.

Chief Executive Officer and Chief Operating Officer

     In setting compensation for the Chief Executive Officer and Chief Operating Officer, the Compensation Committee considers objective criteria including performance of the business, accomplishments of long-term strategic goals and the development of management. The Compensation Committee considers the Company's revenue growth and earnings to be the most important factors in determining the Chief Executive Officer's and Chief Operating Officer's compensation packages. Along with the financial performance factors, the Compensation Committee also considers achievement of long-term strategic goals, including enhancing the Company's reputation among both its customer and investor bases during the year, and the market base salary of comparable positions. The base salary has normally been 70-75% of the market base salary due to the "at risk" portion of the compensation mentioned earlier.

     During fiscal 1996, Carl J. Johnson received a salary of $144,000. Dr. Johnson received a cash bonus in the amount of $295,000, a stock bonus of $15,000 and a deferred bonus of $29,000.

     During fiscal 1996, Francis J. Kramer received a salary of $132,000. Mr. Kramer received a cash bonus in the amount of $223,000, a stock bonus of $11,000 and a deferred bonus of $16,000.

                                            Compensation Committee and Option
                                            Committee

                                            Peter W. Sognefest, Chairman
                                            Richard W. Bohlen
                                            Thomas E. Mistler
                                            Duncan A.J. Morrison

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information available to the Company as of August 15, 1996, regarding the ownership of the Company's Common Stock by
(i) each of the Company's directors and nominees; (ii) each of the Company's Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) each person or group known by the Company to beneficially own more than five percent (5%) of the Common Stock.

                                                                                         BENEFICIAL OWNERSHIP
                                                                                          OF COMMON STOCK (1)
                                                                                          SHARES      PERCENT
CARL J. JOHNSON (2)...................................................................   1,281,423        20.2%
  c/o II-VI Incorporated
  Saxonburg Boulevard
  Saxonburg, Pennsylvania 16056
RICHARD W. BOHLEN (3).................................................................      59,400           *
THOMAS E. MISTLER (3)(4)..............................................................     185,390         2.9%
DUNCAN A. J. MORRISON (3).............................................................      14,060           *
PETER W. SOGNEFEST (3)................................................................      15,066           *
FRANCIS J. KRAMER (5).................................................................      62,840         1.0%
HERMAN E. REEDY (5)...................................................................      53,535           *
JAMES MARTINELLI (5)..................................................................      27,428           *
ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (EIGHT PERSONS) (2)-(6)...............   1,699,142        26.5%

- ---------
*   Less than 1%

(1) Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned, subject to the information contained in the footnotes to the table.

(2) Includes 898,551 shares of Common Stock over which Dr. Johnson has sole voting and investment power, 29,800 shares subject to vested options under the Option Plan, 173,100 shares over which Dr. Johnson has sole voting power and shared investment power (with a voting trust pursuant to rights of first refusal and option rights over shares held in the voting trust), and 58,842 shares in a charitable trust over which Dr. Johnson has shared voting and investment power. Also includes 121,130 shares held by Dr. Johnson's spouse, as to which shares he disclaims beneficial ownership.

(3) Includes 3,000 shares subject to stock options held by each of Messrs. Bohlen, Mistler, Morrison and Sognefest and exercisable within 60 days of August 15, 1996.

(4) All such shares are held in a trust.

(5) Includes 26,000 shares, 7,200 shares and 15,200 shares subject to stock options held by Messrs. Kramer, Reedy and Martinelli, respectively, and exercisable within 60 days of August 15, 1996.

(6) Includes 90,200 shares subject to stock options held by executive officers and directors as a group and exercisable within 60 days of August 15, 1996.

                               PERFORMANCE GRAPH

     The following graph compares cumulative total shareholder return on the Company's Common Stock with the cumulative total shareholder return of the companies listed in the NASDAQ Market Value Index and with a peer group of companies constructed by the Company (the "Peer Group"), for the period from July 1, 1991, to June 30, 1996. The Peer Group includes Aeroflex Inc., Apa Optics Inc., Optical Coating Lab Inc., Scan Optics Inc. and Tinsley Labs Inc.

                    COMPARISON OF CUMULATIVE TOTAL RETURN
                   OF COMPANY, PEER GROUP AND BROAD MARKET

- ------------------------------ FISCAL YEAR ENDING ------------------------------
COMPANY                     1991     1992     1993     1994     1995     1996

II-VI INC                   100     100.00    78.26   139.13   965.22  1121.74
PEER GROUP                  100     110.63   101.36   124.94   144.87   220.31
BROAD MARKET                100     107.75   132.27   145.04   170.11   214.14

THE PEER GROUP CHOSEN WAS:
Customer Selected Stock List

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ MARKET INDEX

THE PEER GROUP IS MADE UP OF THE FOLLOWING SECURITIES:


     The above graph represents and compares the value, through June 30, 1996, of a hypothetical investment of $100 made on July 1, 1991, in each of (i) the Company's Common Stock, (ii) the Nasdaq Market Index, and (iii) the companies comprising the Peer Group, assuming, in each case, the reinvestment of dividends. The cumulative shareholder return through June 30, 1996, indicates that the Company has outperformed the Peer Group and the Nasdaq Market Value Index.

 APPROVAL TO ACQUIRE COMPANY COMMON STOCK UNDER THE II-VI INCORPORATED DEFERRED
                               COMPENSATION PLAN

OVERVIEW

     On June 21, 1996, the Board of Directors of the Company approved a new compensation plan, the II-VI Incorporated Deferred Compensation Plan (together with any amendments thereto and together with the trust between the Company and the trustee, collectively, the "Plan"). The Plan is designed to allow officers and key employees of the Company to defer receipt of compensation into a trust fund for retirement purposes. The Plan was established to assist the Company's efforts to appropriately compensate high quality employees.

     The Plan permits the purchase of Common Stock with funds accumulated pursuant to the Plan. The Company is seeking to obtain shareholder approval before permitting the Plan to purchase Common Stock in order to comply with the rules of the Nasdaq Stock Market.

SUMMARY OF PLAN

     The principal features of the Plan are described below. The full text of the Plan can be obtained from the Company by writing the Treasurer at II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056.

Generally. The Plan is a nonqualified, defined contribution employees' retirement plan. The Plan could be funded by the Company making contributions based on compensation deferrals, matching contributions and discretionary contributions. Compensation deferrals will be based on an election by the participant to defer a percentage of compensation under the Plan. At the Company's discretion, it may match deferral elections or make discretionary contributions unrelated to any deferral election. All assets in the Plan are subject to claims of the Company's creditors until such amounts are paid to the Plan participants.

Administration. The Plan shall be administered by the Company. A trust has been established between the Company and Bankers Trust Company, the trustee, for the purpose of holding and distributing the assets of the Plan.

Eligibility. Any employee who is invited to participate in the Plan and who represents a select group of highly-compensated or management employees, as determined by the Company, shall be eligible to participate in the Plan. An employee may first become a participant beginning on or after June 30, 1996.

Contributions.

     Compensation--The Plan allows each participant to elect to defer any percentage of compensation for each pay period. At present, the Company only permits participants to defer a percentage of the participant's anticipated bonus, not salary. A deferral agreement form is used to elect such percentage.

     Matching Contributions--The Plan permits the Company to match the employee's contribution based on a percentage determined by the Company. At present, the Company does not intend to make any matching contribution.

     Discretionary Contributions--The Plan permits the Company to make discretionary contributions to a participant as determined in the sole discretion of the Company. At present, the Company does not intend to make any discretionary contributions.

All contributions are forwarded by the Company to the trustee and are deposited into the trust. To the extent permitted, the participant directs how the contributions are to be invested. Subject to shareholder approval, this may include acquiring Common Stock of the Company.

Elections to Defer Compensation. Under the Plan, participants can elect to defer any compensation not yet received by them. As noted, at present the Company is allowing participants to defer only their annual bonus, which is earned and paid in August each year for services rendered during the prior fiscal year ended June 30. As of June 30, 1996, participants in the Plan had made elections with respect to deferral of future bonuses. A participant is entitled to change an election at any time, although such election will not be effective for any compensation previously received by the participant.

Investment Options. Each participant can allocate his deferred compensation into various investment funds. In addition, subject to shareholder approval, participants will be entitled to elect to acquire Company Common Stock with deferred compensation. A participant is entitled to change his investment elections at any time.

Benefits. Upon retirement, termination or disability, a participant's account shall be distributed to the participant according to a series of installment payments as selected by the participant. Upon death of a participant, a single sum payment shall be made to the participant's beneficiary.

Withdrawal Privileges. A participant may withdraw up to 90% of the value of his account in the event of an unforeseeable emergency. The Plan Administrator will establish uniform, nondiscriminatory guidelines to use in determining whether a financial hardship exists.

Amendments to the Plan.  The Company may amend the Plan at any time.

Non-Alienation of Benefits. No benefits payable under the Plan shall be subject to the claims of any creditors of the participants, beneficiary or spouse.

Federal Income Tax Consequences

     The following summary is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. The Plan is subject to certain provisions of the Employee Retirement Income Security Act of 1974. The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     Generally, any compensation deferred by a participant will not be subject to income taxes at the time of the deferral. Investment earnings generated by the deferred compensation accounts held by the trust represent taxable income to the Company and not to the participants. Payments that are made from the trust to the participant on account of the death, disability, termination or retirement of the participant will be taxable income to the participant in the year received. The Company will receive a corresponding income tax deduction at that time.

VOTE REQUIRED PRIOR TO PERMITTING THE DEFERRED COMPENSATION PLAN TO ACQUIRE COMPANY COMMON STOCK FOR THE ACCOUNT OF PLAN PARTICIPANTS

     The affirmative vote of at least a majority of the total votes entitled to be cast on the proposal by shareholders present in person or by proxy at the annual meeting is required to permit participants in the Plan to acquire Company Common Stock under the Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PERMITTING THE DEFERRED COMPENSATION PLAN TO ACQUIRE COMMON STOCK OF THE COMPANY FOR THE ACCOUNT OF PLAN PARTICIPANTS.

                     RATIFICATION OF SELECTION OF AUDITORS

     Unless otherwise directed by the shareholders, proxies will be voted for the ratification of the Board of Directors' selection of Alpern, Rosenthal & Company as the Company's independent auditors for the fiscal year ending June 30, 1997. The affirmative vote of the holders of at least a majority of the votes which all shareholders present at the Annual Meeting are entitled to cast is required to ratify such selection. A representative of

Alpern, Rosenthal & Company is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if such person so desires.

                   FORM 10-K ANNUAL REPORT TO THE SECURITIES
                            AND EXCHANGE COMMISSION

     A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 1996, as filed with the Securities and Exchange Commission, will be available after September 30, 1996. A shareholder may obtain a copy of the Form 10-K without charge and a copy of any exhibits thereto upon payment of a reasonable charge limited to the Company's costs of providing such exhibits by writing to Treasurer at II-VI Incorporated, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056.

                                 OTHER MATTERS

     The Company knows of no other matters to be presented for action at the meeting. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with the best judgment of the persons acting as proxies.

     The Company will pay the expense in connection with the printing, assembling and mailing to the holders of Common Stock of the Company the notice of meeting, this proxy statement and the accompanying form of proxy. In addition to the use of the mails, proxies may be solicited by directors, officers or regular employees of the Company personally or by telephone or telegraph. The Company may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals, and will reimburse such persons for their expense in so doing.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a class of the Company's registered equity securities to file with the Securities and Exchange Commission and deliver to the Company initial reports of ownership and reports of changes in ownership of such registered equity securities.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company's directors, executive officers and more than ten percent shareholders filed all reports due under Section 16(a) for the period from July 1, 1995, through June 30, 1996.

SHAREHOLDER PROPOSALS

     Shareholders who intend to submit a proposal at the Annual Meeting of the shareholders of the Company expected to be held in November 1997 must submit such proposal to the attention of the Treasurer of the Company at the address of its executive offices no later than May 23, 1997.

                              II-VI INCORPORATED

  This Proxy Is Solicited On Behalf Of The Board Of Directors Of The Company

   The undersigned hereby appoints Francis J. Kramer and Peter W. Sognefest or either of them, with power of substitution to each, as proxies to represent and to vote as designated on the reverse side all of the shares of Common Stock held of record at the close of business on September 10, 1996 by the undersigned at the annual meeting of shareholders of II-VI Incorporated to be held at the offices of the Company, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056, on November 1, 1996, and at any adjournment thereof.

              (Please sign on reverse side and return promptly)

         Please mark your
A   [X]  votes as in this
         example.

The Board of Directors recommends a vote "FOR" proposals numbered 1, 2 and 3.

1. ELECTION OF DIRECTORS

 Vote FOR all nominees
listed at right (except     WITHHOLD AUTHORITY
  as indicated to the    to vote for all nominees   Nominees: Carl J. Johnson
    contrary below)          listed at right                  Thomas E. Mistler
       [  ]                       [  ]

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

                                                      FOR   AGAINST   ABSTAIN
2.  Ratification of the Board of Directors            [ ]     [ ]       [ ]
    selection of Alpern, Rosenthal & Company as independent auditors for the Company and its subsidiaries for the 1997 fiscal year.

3.  Permit the II-VI Incorporated Deferred            [ ]     [ ]       [ ]
    Compensation Plan to purchase Common Stock of the Company for the account of plan participants.


Unless otherwise specified in the squares provided, the proxies shall vote in the election of directors for the nominees listed at left hereof, for ratification of the selection of Alpern, Rosenthal & Company as independent auditors and for permitting the II-VI Incorporated Deferred Compensation
Plan to purchase Common Stock of the Company for the account of plan participants. Proxies also shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

   A majority of such proxies who shall be present and shall act at the meeting (or if only one shall be present and act, then that one) may exercise all powers hereunder.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

SIGNATURE _______________________ DATE ____________ 1996

_________________________________ DATE ____________ 1996
    Signature if held jointly

Important: Shareholders sign here exactly as the name appears hereon.